UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 8, 2017

MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 8, 2017, MidSouth Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with MidSouth Bank, N.A., a national banking association, and Sandler O’Neill + Partners, L.P., as sole underwriter (the “Underwriter”). Pursuant to the Agreement, the Company agreed to issue and sell 4,583,334 shares of its common stock, par value $0.10 per share (the “Common Stock”) at a public offering price of $12.00 per share (the “Offering”). The Company also granted the Underwriter a 30-day option to purchase an additional 687,500 shares of Common Stock.

The Agreement contains customary representations, warranties, agreements and conditions to closing, as well as indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

In connection with the Offering, the Company and each of the Company’s directors and executive officers have entered into 90-day “lock-up” agreements with respect to the sale of shares of common stock, subject to customary exceptions, the form of which agreement is attached to the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

The sale of the Common Stock in the Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-206488), including a prospectus supplement dated June 8, 2017 to the prospectus contained in the Registration Statement. Exhibits 5.1 and 23.1 to this Current Report on Form 8-K, the legal opinion and consent, respectively, of Troutman Sanders LLP, are filed herewith in connection with the Company’s Registration Statement and are incorporated therein.

Item 8.01. OTHER EVENTS.

On June 8, 2017, the Company issued a press release announcing that it had priced an underwritten public offering of 4,583,334 shares of its common stock at a price of $12.00 per share.

On June 13, 2017, the Company completed the sale of 4,583,334 shares of its common stock at a price of $12.00 per share. The Offering resulted in gross proceeds of approximately $55.0 million and net proceeds, after deducting the underwriting discount and estimated offering expenses payable by the Company, of approximately $51.4 million. The Offering was made through a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-206488). On June 13, 2017, the Company issued a press release announcing the completion of the Offering.

A copy of each of these press releases, dated June 8, 2017 and June 13, 2017, is attached to this report as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

1.1	Underwriting Agreement dated as of June 8, 2017, by and among MidSouth Bancorp, Inc., MidSouth Bank, N.A., and Sandler O’Neill & Partners, L.P.

5.1	Opinion of Troutman Sanders LLP, regarding the validity of the securities to be issued.

23.1	Consent of Troutman Sanders LLP (including in Exhibit 5.1).

99.1	Press Release announcing the pricing of the Offering, dated June 8, 2017.

99.2	Press Release announcing the completion of the Offering, dated June 13, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant

By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	June 13, 2017